FIRST AMENDMENT TO PARTICIPATION AGREEMENT

THIS FIRST AMENDMENT TO FUND PARTICIPATION AGREEMENT (“Agreement”) made as of the 21th day of August, 2013, by and among Lord Abbett Series Fund, Inc. (the “Fund”) a Maryland Corporation, on its behalf and on behalf of each separate investment series thereof, whether existing as of the date above or established subsequent thereto, (each a “Portfolio”) and collectively, the “Portfolios”), Lord Abbett Distributor LLC, a New York limited liability company (the “Distributor”), Great-West Life & Annuity Insurance Company (“Great-West”), a life insurance company organized under the laws of the State of Colorado, on behalf of itself and its separate account listed on attached Schedule A, and Great-West Life & Annuity Insurance Company of New York, formerly known as First Great-West Life & Annuity Company (“Great-West of New York”), a life insurance company organized under the laws of the State of New York, on behalf of itself and its separate account listed on attached Schedule A (collectively the “Company”)

WHEREAS, the Company, the Fund and the Distributor are parties (the “Parties”) to a Participation Agreement dated September 8, 2011 (the “Agreement”); and

WHEREAS, the Parties desire to add a Separate Account to Schedule A of the Agreement.

NOW, THEREFORE, in consideration of their mutual promises, the Fund, the Distributor and the Company agree as follows:

1.	All references to the “Separate Accounts” shall include the COLI VUL-14 Series Account of Great-West.

2.	Schedule A is deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

LORD ABBETT SERIES FUND, INC.

By:	/s/ Lawrence H. Kaplan
Name:	Lawrence H. Kaplan
Title:	Vice President and Secretary

LORD ABBETT DISTRIBUTOR LLC, by Lord, Abbett & Co. LLC, its Managing Member

By:	/s/ Lawrence H. Kaplan
Name:	Lawrence H. Kaplan
Title:	Member

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Susan Gile
Name:	Susan Gile
Title:	V.P. Individual Markets

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK

By:	/s/ Ron Laeyendecker
Name:	Ron Laeyendecker
Title:	Senior Vice President

SCHEDULE A

Separate Accounts

COLI VUL-7 Series Account of Great-West

COLI VUL-14 Series Account of Great-West

COLI VUL-1 Series Account of Great-West of New York

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